UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 16, 2005

Gadzooks, Inc.

(Exact name of registrant as specified in charter)

Texas	0-26732	74-2261048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4121 International Parkway
Carrollton, Texas 75007
(Address and zip code of principal executive offices)

(972) 307-5555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
Purchase Agreement
Press Release

Item 1.01 Entry Into a Material Definitive Agreement.

     On February 16, 2005, Gadzooks, Inc., a Texas corporation (“Gadzooks”), entered into a Purchase Agreement with Forever 21, Inc., a Delaware corporation, and Gadzooks 21, Inc., a Delaware corporation and wholly-owned subsidiary of Forever 21, Inc. (the “Purchaser”), pursuant to which the Purchaser has agreed to purchase from Gadzooks substantially all of the operating assets of Gadzooks and its 243 retail stores pursuant to Section 363 of the United States Bankruptcy Code.

     Subject to the terms and conditions of the Purchase Agreement, at the closing of the transaction, which is expected to be on or about March 11, 2005, the Purchaser will purchase substantially all of the operating assets of Gadzooks and its retail stores for consideration consisting of (a) a cash payment in an amount equal to 85% of the inventory value plus $3,530,000 minus the good faith deposit of $500,000 previously paid by the Purchaser and all interest earned thereon and (b) an unsecured non-negotiable promissory note of Purchaser in an aggregate principal amount of $2,700,000. The promissory note shall bear interest at a rate per annum equal to LIBOR plus two percent. Fifty percent of the original principal amount of the promissory note and all interest accrued thereon shall be due and payable on December 31, 2005 and all remaining principal and interest remaining unpaid on the promissory note shall be due and payable on March 31, 2006.

     Consummation of the transaction is subject to various conditions, including the entry by the Bankruptcy Court of an order approving the transaction no later than February 28, 2005, the accuracy of the representations and warranties and the performance of various covenants and agreements set forth in the Purchase Agreement. In addition, the Purchase Agreement contains certain termination rights for both Gadzooks and the Purchaser.

     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01 Other Events.

     On February 17, 2005, Gadzooks issued a press release announcing the execution of the Purchase Agreement described above. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number	Exhibit
2.1*	Purchase Agreement by and among Gadzooks, Inc., Gadzooks 21, Inc. and Forever 21, Inc. (solely for purposes of Sections 1.1(c), 3.2(b), 3.2(d), 3.3, 3.6, 3.7 and 9.3) dated as of February 16, 2005.

99.1*	Press Release entitled “Gadzooks Enters Agreement to Sell its Business to Forever 21, Inc.” dated February 17, 2005.

*	filed herewith

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GADZOOKS, INC.

Date: February 18, 2005	By:	/s/ Monty R. Standifer

	Name:	Monty R. Standifer
	Title:	Executive Vice President, Chief
Financial Officer and Secretary

Exhibit Index

Number	Exhibit
2.1*	Purchase Agreement by and among Gadzooks, Inc., Gadzooks 21, Inc. and Forever 21, Inc. (solely for purposes of Sections 1.1(c), 3.2(b), 3.2(d), 3.3, 3.6, 3.7 and 9.3) dated as of February 16, 2005.

99.1*	Press Release entitled “Gadzooks Enters Agreement to Sell its Business to Forever 21, Inc.” dated February 17, 2005.

*	filed herewith